UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2014

RESPONSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35125	77-0476820
(Commission File Number)	(IRS Employer Identification No.)

1100 Grundy Lane, 3rd Floor San Bruno, CA	94066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 745-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Responsys, Inc. (the “Company”) on December 20, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 20, 2013, by and among OC Acquisition LLC, a Delaware limited liability company (“Parent”), Raptor Oak Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and, solely for certain limited purposes, Oracle Corporation, a Delaware corporation and the parent of Parent and Purchaser (“Oracle”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for a purchase price of $27.00 per Share, net to the seller, in cash (the “Offer Price”), without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 8, 2014 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of the day on February 5, 2014 (such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary, has advised that, as of the Expiration Time, 41,588,443 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 79% of the aggregate number of then issued and outstanding Shares. In addition, the Company advised Purchaser that 5,462,979 Shares were subject to exercisable securities at the Expiration Time. Accordingly, the minimum tender condition to the Offer has been satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer. In addition, the depositary has advised that, as of the Expiration Time, 5,486,118 Shares have been tendered by Notice of Guaranteed Delivery, representing approximately 10% of the aggregate number of then issued and outstanding Shares.

On February 6, 2013, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Purchaser was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an indirect wholly-owned subsidiary of Oracle.

At the effective time of, and as a result of, the Merger and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Offer Price, in cash, without interest thereon and subject to any required tax withholding, other than (i) Shares held by the Company as treasury stock, by any subsidiary of the Company or by Oracle, Parent, Purchaser or any of their respective subsidiaries and (ii) Shares held by stockholders who properly exercised appraisal rights under the DGCL. In addition, at the effective time of and as a result of the Merger, pursuant to the terms and subject to the conditions of the Merger Agreement, each equity award of the Company, whether vested or unvested, that was outstanding immediately prior to the effective time of the Merger and then held by an employee or consultant of the Company or any of its subsidiaries, was assumed by Oracle and converted, in accordance with an exchange ratio based on the Offer Price, into a substantially equivalent option, restricted stock unit or restricted stock award of Oracle denominated in shares of the common stock of Oracle.

The aggregate consideration paid by Oracle, Parent and Purchaser in the Offer and Merger was approximately $1,417,900,680, without giving effect to related transaction fees and expenses. Oracle, Parent and Purchaser funded the consideration paid to stockholders in the Offer and pursuant to the Merger through Oracle’s internally available cash, cash from operations and cash from previous borrowings.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on February 6, 2014 that the Merger was consummated, and trading of the common stock of the Company on NASDAQ has been suspended. Accordingly, NASDAQ has filed a notification of delisting of the Company’s common stock from NASDAQ and deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with the Securities and Exchange Commission (the “SEC”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, to be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on February 6, 2014, a change in control of the Company occurred and the Company now is an indirect wholly owned subsidiary of Oracle.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Robert W. Frick, Edwin Gillis, Bruce Golden, Gregory C. Gretsch and Dan Springer resigned from his respective position as a member of the Board of Directors, and any committee thereof, of the Company, effective at the effective time of the Merger on February 6, 2014. Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 6, 2014, the size of the Board of Directors of the Company was reduced to one member and Dorian Daley was appointed as the sole member of the Board of Directors of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 6, 2014, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company, with Dorian Daley appointed as President of the Company and Eric Ball appointed as Treasurer of the Company.

Ms. Daley, 54, has been Senior Vice President, General Counsel and Secretary of Oracle since October 2007. She served as Vice President, Legal, Associate General Counsel and Assistant Secretary from June 2004 to October 2007, as Associate General Counsel and Assistant Secretary from October 2001 to June 2004, and as Associate General Counsel from February 2001 to October 2001. She joined Oracle’s Legal Department in 1992.

Mr. Ball, 50, has been Senior Vice President, Treasurer of Oracle since November 2011. He served as Vice President, Treasurer from May 5, 2005 to November 2011. He joined Oracle’s Treasury Group in May 2005.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Purchaser in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and third amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Responsys, Inc., OC Acquisition LLC, Raptor Oak Acquisition Corporation and Oracle Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2013)

3.1	Amended and Restated Certificate of Incorporation of Responsys, Inc.

3.2	Amended and Restated Bylaws of Responsys, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Responsys, Inc.

February 6, 2014	By:	/s/ BRIAN S. HIGGINS
Brian S. Higgins
Vice President

Exhibit Index

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Responsys, Inc., OC Acquisition LLC, Raptor Oak Acquisition Corporation and Oracle Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2013)

3.1	Amended and Restated Certificate of Incorporation of Responsys, Inc.

3.2	Amended and Restated Bylaws of Responsys, Inc.